Exhibit 99.8

PROXY

HL ACQUISITIONS CORP.

499 Park Avenue, 12th Floor

New York, NY 10022

(212) 486-8100

ANNUAL GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING TO BE HELD ON

DECEMBER 4, 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the annual general meeting to be held at 10:00 a.m. EST on December 4, 2020 at the offices of Graubard Miller at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, and hereby appoints Jeffrey Schwarz and Greg Drechsler, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares, of HL Acquisitions Corp. (“HL”) registered in the name provided, which the undersigned is entitled to vote at the annual general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE HL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BUSINESS COMBINATION PROPOSALS (PROPOSALS 1A AND 1B), “FOR” THE ELECTION OF ALL THE PERSONS NOMINATED BY MANAGEMENT FOR ELECTION AS DIRECTORS (PROPOSAL 2), “FOR” EACH OF THE CHARTER PROPOSALS (PROPOSALS 3A, 3B, 3C, AND 3D), “FOR” THE PIPE PROPOSAL (PROPOSAL 4), AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 5).

THE APPROVAL OF EACH OF THE BUSINESS COMBINATION PROPOSALS, DIRECTOR ELECTION PROPOSAL, AND CHARTER PROPOSALS IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the
Annual General Meeting of Shareholders to be held on December 4, 2020.

This notice of annual general meeting of shareholders and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/hlacquisitionscorp/smp/2020.

PROXY

1.		The Business Combination Proposals – to consider and vote upon two separate proposals, as follows:

	A.	To approve the merger of Fusion Fuel Atlantic Limited (“Merger Sub”) with and into HL Acquisitions Corp. (“HL”), with HL being the surviving entity of such merger and a wholly-owned subsidiary of Fusion Fuel Green PLC (“Parent”) and Parent becoming the new public reporting company (the “Merger”) as the first step in the business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	B.	To approve and adopt the Business Combination Agreement, dated as of June 6, 2020 (as amended and restated on August 25, 2020 and as may be further amended from time to time) among HL, Parent, Merger Sub, and Fusion Welcome – Fuel, S.A. (“Fusion Fuel”) and the transactions contemplated thereby, including (i) the Merger and (ii) immediately after the consummation of the Merger, Parent’s purchase from the shareholders of Fusion Fuel of all of the issued and outstanding shares of Fusion Fuel.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.		The Director Proposal – to elect the following persons who, upon the consummation of the business combination, will be the directors of Parent:
			FOR	WITHHOLD
		Jeffrey E. Schwarz	☐	☐

			FOR	WITHHOLD
		Frederico Figueira de Chaves	☐	☐

			FOR	WITHHOLD
		João Teixeira Wahnon	☐	☐

			FOR	WITHHOLD
		Jaime Silva	☐	☐

			FOR	WITHHOLD
		António Augusto Gutierrez Sá da Costa	☐	☐

			FOR	WITHHOLD
		Rune Magnus Lundetrae	☐	☐

			FOR	WITHHOLD
		Alla Jezmir	☐	☐

3.		The Charter Proposals – to approve the following material differences between HL’s amended and restated memorandum and articles of association (“M&A”) and Parent’s M&A to be effective upon the consummation of the business combination:

	A.	The name of the new public entity will be “Fusion Fuel Green PLC” as opposed to “HL Acquisitions Corp.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	B.	Parent’s corporate existence is perpetual as opposed to HL’s corporate existence terminating if a business combination is not consummated by HL within a specified period of time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	C.	Parent’s M&A provides for two classes of voting ordinary shares, as opposed to HL’s class of ordinary shares and class of preference shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

	D.	Parent’s M&A does not include the various provisions applicable only to special purpose acquisition corporations that HL’s M&A contains.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.		The PIPE Proposal - to consider and vote upon a proposal to approve a series of subscription agreements with investors for the sale of an aggregate of 2,450,000 Parent Class A Ordinary Shares at a price of $10.25 per share, for an aggregate purchase price of approximately $25.1 million in private placements, which will close simultaneously with the consummation of the business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.		The Adjournment Proposal - to consider and vote upon a proposal to adjourn the annual general meeting to a later date or dates, if necessary, if the parties are not able to consummate the business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: _________________________ 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.